UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 16, 2006

Career Education Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-23245	36-3932190
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On February 16, 2006, Career Education Corporation (the “Company”) announced that Wallace O. Laub resigned from the Company’s Board of Directors effective February 13, 2006.

Attached hereto as Exhibit 99.1 is a copy of the press release dated February 16, 2006, which is incorporated herein by reference, announcing the resignation of Mr. Laub from the Company’s Board of Directors.

(d)

On February 16, 2006, the Company announced that Steven H. Lesnik was appointed to the Company’s Board of Directors.  Mr. Lesnik’s appointment was effective on February 14, 2006, and he will serve in the class of directors whose terms expire at the Company’s 2006 annual meeting of stockholders.  The Company’s Board of Directors has not yet determined on which of its committees Mr. Lesnik will serve. Mr. Lesnik is currently Chairman and Chief Executive Officer of KemperSports, Inc., based in Northbrook, Illinois.

Attached hereto as Exhibit 99.1 is a copy of the press release dated February 16, 2006, which is incorporated herein by reference, announcing the appointment of Mr. Lesnik to the Company’s Board of Directors.

Item 8.01 Other Events.

Attached hereto as Exhibit 99.1 is a copy of the press release dated February 16, 2006, which is incorporated herein by reference, announcing the resignation of Wallace O. Laub from, and the appointment of Steven H. Lesnik to, the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description of Exhibits

99.1	Press Release of Registrant dated February 16, 2006, announcing the resignation of Wallace O. Laub from, and the appointment of Steven H. Lesnik to, its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

	By:	/s/ Janice L. Block
Janice L. Block
Senior Vice President, General Counsel, and Corporate Secretary

Dated: February 16, 2006

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Press Release of Registrant dated February 16, 2006, announcing the resignation of Wallace O. Laub from, and the appointment of Steven H. Lesnik to, its Board of Directors